                                                                      EXHIBIT 21


                              List of Subsidiaries


The company's subsidiaries (all wholly-owned) as of April 20, 1995 were:


                 Name                              Place of Incorporation
                 ----                              ----------------------
         The Shops for Pappagallo, Inc.                     Ohio

         Community Urban Redevelopment of
           Duck Creek, Inc.                                 Ohio

         LensCrafters Canada, Inc.                          Ontario

         LensCrafters International, Inc.                   Ohio

         Eyexam2000 of California, Inc.                     California

         LensCrafters E.C. Corporation                      Ohio

         LensCrafters, Inc.                                 Ohio

         U.S. Shoe Far East, Ltd.                           Hong Kong

         WSR Far East, Ltd.                                 Hong Kong


The company has other subsidiaries not listed above. Such unlisted subsidiaries, if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.